UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): October 25, 2026

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 South Rosemary Avenue Suite 224 West Palm Beach , FL	33401
(Address of Principal Executive Offices)	(Zip Code)

(612) 800-0059

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Ludwig Enterprises, Inc. Transactions

On October 25, 2026, FOXO Technologies Inc., a Delaware corporation (the “Company”), entered into (i) a Stock Purchase Agreement (the “Terwilliger SPA”) with The Thomas E. Terwilliger Revocable Trust (the “Trust”), (ii) a Stock Purchase Agreement (the “Vasaio SPA” and, together with the Terwilliger SPA, the “Share Purchase Agreements”) with Vasaio Capital, Inc. (“Vasaio”), and (iii) a Note Purchase Agreement (the “Note Purchase Agreement” and, together with the Share Purchase Agreements, the “Ludwig Agreements”) with Thomas E. Terwilliger, individually (“Mr. Terwilliger”), each relating to securities of Ludwig Enterprises, Inc., a Nevada corporation whose common stock is publicly quoted under the symbol “LUDG” (“Ludwig”). According to its public filings with the Securities and Exchange Commission, Ludwig is developing products using proprietary mRNA genomic technology intended to detect genetic biomarkers of inflammation and inflammation-related chronic diseases. The transactions contemplated by the Ludwig Agreements have not closed.

Share Purchase Agreements. Under the Share Purchase Agreements, the Company agreed to acquire (i) 3,000,000 shares of Ludwig convertible preferred stock (the “Ludwig Preferred Stock”) from the Trust in exchange for 1,250,000 shares of a new series of the Company’s preferred stock to be created and designated as Series F Convertible Preferred Stock (the “Series F Preferred Stock”), having an aggregate stated value of $1,250,000, and (ii) 2,000,000 shares of Ludwig Preferred Stock from Vasaio in exchange for 1,000,000 shares of Series F Preferred Stock, having an aggregate stated value of $1,000,000. The 5,000,000 shares to be acquired represent approximately 71.43% of the 7,000,000 shares of Ludwig Preferred Stock outstanding. According to the Share Purchase Agreements, each share of Ludwig Preferred Stock carries 100 votes, voting together with Ludwig common stock as a single class, and is convertible into 100 shares of Ludwig common stock. The acquisitions are intended to provide the Company with voting control of Ludwig. Closing under each Share Purchase Agreement is conditioned on the simultaneous closing under the other.

Note Purchase Agreement. Under the Note Purchase Agreement, the Company agreed to acquire notes issued by Ludwig and held by Mr. Terwilliger in the approximate amount of $1,000,000 (the “Ludwig Notes”) for aggregate stated consideration of $1,000,000, consisting of $250,000 in cash at closing, $250,000 in cash within 90 days following closing, and 500,000 shares of Series F Preferred Stock, having an aggregate stated value of $500,000, at closing. The Note Purchase Agreement also refers to approximately $200,000 of Ludwig accounts payable paid by or owed to Mr. Terwilliger, which are excluded from the Ludwig Notes and described as payable in additional consideration shares, and approximately $50,000 of expenses paid by Mr. Terwilliger on Ludwig’s behalf, described as reimbursable at closing. Closing under the Note Purchase Agreement is conditioned on the simultaneous closing under the Terwilliger SPA.

Series F Preferred Stock. The Ludwig Agreements contemplate that the Series F Preferred Stock, when created, will have a stated value of $1.00 per share and will vote on an as-converted basis. The conversion price will be equal to the price per share at which the Company’s common stock is sold in the public offering associated with the Company’s proposed Nasdaq listing, subject to downward adjustment to the price per share in a subsequent public offering, if lower, during the six-month period specified in the Ludwig Agreements. Unless waived in writing by the Company, a holder will be unable to convert, in any calendar month, more than 8.33% of the stated value of the Series F Preferred Stock initially issued to such holder. The Company agreed to use commercially reasonable efforts to register the resale of the underlying common stock under the Securities Act of 1933, as amended (the “Securities Act”), as soon as reasonably practicable following closing. The terms of the Series F Preferred Stock will be set forth in a certificate of designation to be adopted by the Company, and no shares of Series F Preferred Stock have been issued.

Voting Agreements and Irrevocable Proxies. In connection with the Share Purchase Agreements, the Trust and Vasaio each entered into a voting agreement (collectively, the “Voting Agreements”) with respect to the 3,000,000 and 2,000,000 shares of Ludwig Preferred Stock, respectively, to be sold to the Company. Pursuant to the Voting Agreements, and subject to the terms, limitations and exceptions set forth therein, including applicable requirements under Ludwig’s internal compliance policies that may require abstention on certain matters, the sellers granted the Company irrevocable proxies to vote the applicable shares of Ludwig Preferred Stock prior to the closing of the transactions contemplated by the Share Purchase Agreements. Based on the capitalization represented in the Share Purchase Agreements, those shares represent a majority of Ludwig’s outstanding voting power. The Voting Agreements and related proxies terminate upon the earlier of the closing of the applicable Share Purchase Agreement or 120 days following its execution, subject to any applicable written amendment or waiver. Legal title to the shares will not transfer to the Company until closing. The Trust and Vasaio also delivered preferred stockholder consents approving the transfers to the Company.

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Closing Conditions and Termination. Closing is subject to conditions including approval of the Company’s common stock for listing on Nasdaq, completion of a financing satisfactory to the Company’s board of directors, satisfactory completion of due diligence, receipt of required approvals, the simultaneous closing of the related transactions and other customary conditions. The sellers may terminate the applicable agreement if the Company has not completed the Nasdaq listing and related public offering within 120 days after signing, unless waived. There can be no assurance that the Nasdaq listing, the public offering or the transactions will be completed on the terms described or at all.

The Ludwig Agreements provide that the Company will not assume Ludwig’s existing liabilities solely by virtue of the transactions, except as otherwise expressly agreed.

The foregoing descriptions of the Ludwig Agreements and the Voting Agreements are summaries of their material terms and do not purport to be complete.

Item 7.01. Regulation FD Disclosure.

On October 29, 2026, the Company issued a press release announcing the transactions described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” Any statements contained in this Current Report on Form 8-K that do not describe historical facts may constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements are based on information currently available to the Company’s management as well as estimates and assumptions made by its management and are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. Such risks and uncertainties include, among others, the Company’s ability to satisfy the closing conditions under the Ludwig Agreements, obtain required financing and approvals, complete its proposed public offering and Nasdaq listing, consummate the contemplated transactions, and realize any anticipated benefits of the transactions. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s or its industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and the Company does not undertake an obligation to update these forward-looking statements after such date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release Dated October 29, 2026
104	Cover Page Interactive Data File (formatted in Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: October 29, 2026	By:	/s/ Seamus Lagan
	Name:	Seamus Lagan
	Title:	Chief Executive Officer

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